AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1997
                                                       REGISTRATION NO. 333-2598


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                            UCAR INTERNATIONAL INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                           06-1385548
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                             39 OLD RIDGEBURY ROAD
                          DANBURY, CONNECTICUT 06817
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                           EQUITY OWNERSHIP PROGRAM
                           (FULL TITLE OF THE PLAN)

                            PETER B. MANCINO, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            UCAR INTERNATIONAL INC.
                             39 OLD RIDGEBURY ROAD
                          DANBURY, CONNECTICUT 06817
                                (203) 207-7740
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                              COPY REQUESTED TO:

                            M. RIDGWAY BARKER, ESQ.
                             KELLEY DRYE & WARREN
                              TWO STAMFORD PLAZA
                             281 TRESSER BOULEVARD
                          STAMFORD, CONNECTICUT 06901

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

                               EXPLANATORY NOTE

      The purpose of this Registration Statement on Form S-8 is to register 854,838 shares of Common Stock, par value $.01 per share, of UCAR International Inc., which shares have been issued to the Selling Stockholders (as defined) pursuant to an Equity Ownership Program of the Registrant. Certain of such shares have already been sold pursuant to this Registration Statement on Form S-8.

                                854,838 SHARES

                            UCAR INTERNATIONAL INC.

                                 COMMON STOCK
                               ($.01 par value)

      This Prospectus relates to the offer and sale of up to 854,838 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of UCAR International Inc. (the "Company" or the "Registrant") by or on behalf of certain stockholders of the Company (the "Selling Stockholders").

      The Shares may be offered and sold from time to time by one or more of the Selling Stockholders. No Selling Stockholder is required to offer or sell any of his Shares. The Selling Stockholders anticipate that, if and when offered and sold, the Shares will be offered and sold in transactions effected on the New York Stock Exchange (the "NYSE") at then prevailing market prices. The Selling Stockholders reserve the right, however, to offer and sell the Shares on any other national securities exchange on which the Common Stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the NYSE or any other national securities exchange or in the over-the-counter market will be made through or to licensed or registered brokers and dealers. All proceeds from the sale of the Shares will be paid directly to the Selling Stockholders and will not be deposited in an escrow, trust or other similar arrangement. The Company will not receive any of the proceeds from the sales of the Shares by the Selling Stockholders. No discounts, commissions or other compensation will be allowed or paid by the Selling Stockholders or the Company in connection with the offer and sale of the Shares, except that usual and customary brokers' commissions or dealers' discounts may be paid or allowed by the Selling Stockholders.

      The Common Stock is traded on the NYSE under the symbol "UCR." On August 7, 1997, the closing sale price of the Common Stock, as reported by the NYSE, was $48.50 per share.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is August 11, 1997.

      No broker, dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any of the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it would be unlawful to make such an offer or solicitation in such jurisdiction.


                             AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to UCAR and the Shares, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. Copies of the Registration Statement may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the reports, proxy statements and information so filed can be obtained from the Public Reference Section of the Commission, upon payment of certain fees prescribed by the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The  following  documents   previously  filed  by  the  Company  with  the
Commission pursuant to the Securities Act and the Exchange Act are hereby incorporated by reference in this Prospectus:

      1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K");

      2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

      3. The portions of the Proxy Statement for the Registrant's 1997 Annual Meeting, held on May 13, 1997, that have been incorporated by reference in the 1996 10-K; and

      4. The description of the Common Stock, contained in the Registration Statement on Form 8-A, (File No. 1-13888) dated July 28, 1995 and filed with the Commission under Section 12 of the

            Exchange Act including any amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares to be made hereunder shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated herein or in the Registration Statement by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information which the Registration Statement so incorporates). Written or telephone requests for such documents should be directed to UCAR International Inc., 39 Old Ridgebury Road, Danbury, Connecticut 06817, (203) 207-7700.


                                  THE COMPANY

      The Company's business was founded in 1886 by National Carbon Company. In 1917, National Carbon Company, along with Union Carbide Company and three other companies, became subsidiaries of a new corporation named Union Carbide and Carbon Company, now known as Union Carbide Corporation ("Union Carbide"). In the 1950s, National Carbon Company was dissolved, and its business subsequently became the Carbon Products Division of Union Carbide.

      Effective January 1, 1989, Union Carbide realigned each of its worldwide businesses into separate subsidiaries (the "Realignment"). In connection therewith, the business of the Carbon Products Division was separated from Union Carbide's other business and became owned by the Company, which was then wholly-owned by Union Carbide. On February 25, 1991, Union Carbide sold 50% of the common equity of the Company to Mitsubishi Corporation ("Mitsubishi") for $233 million (the "Mitsubishi Purchase"). Since the Mitsubishi Purchase, the Company has operated on a stand alone basis in all material respects. In this regard, the Company has been self-financing, except for certain credit enhancements which were provided by Union Carbide and Mitsubishi and which the Company terminated in their entirety in September 1994.

      On January 26, 1995, the Company consummated a leveraged recapitalization (the "Recapitalization") pursuant to the Recapitalization and Stock Purchase and Sale Agreement dated as of November 14, 1994 (the "Recapitalization Agreement") among Blackstone Capital Partners II Merchant Banking Fund L.P. ("BCP"), Blackstone Offshore Capital Partners II L.P. ("BOCP"), Blackstone Family Investment Partnership II L.P. ("BFIP" and, together with BCP and BOCP,
"Blackstone"), Union Carbide, Mitsubishi and UCAR. Pursuant to the Recapitalization: (i) UCAR issued Common Stock representing approximately 75% of the then outstanding Common Stock to Blackstone, Chase Equity Associates, L.P. and certain members of management for $203 million; (ii) UCAR Global Enterprises Inc., as wholly-owned subsidiary of UCAR ("Global"), and certain of its subsidiaries borrowed $585 million under senior secured bank facilities (the "Recapitalization Bank Facilities"); (iii) Global issued $375 million of Subordinated Notes; (iv) the Company repaid approximately $250 million of then existing indebtedness; (v) UCAR repurchased and cancelled all of the common equity then held by Mitsubishi for $406 million; (vi) UCAR paid to Union Carbide a cash dividend of $347 million on the common equity then held by Union Carbide, which common equity was reclassified and immediately thereafter represented approximately 25% of the then outstanding Common Stock; and (vii) certain members of management received restricted stock matching a portion of the Common Stock purchased by them and options to purchase up to an aggregate of 12% of the then outstanding Common Stock on a fully diluted basis, subject to certain vesting provisions. In connection with the Recapitalization, the Company transferred all of the stock of its operating subsidiaries to Global or subsidiaries of Global. UCAR currently holds no material assets other than common stock of Global.

      On August 15, 1995, UCAR completed its initial public offering of Common Stock (the "Initial Offering"). In connection with the Initial Offering, UCAR sold Common Stock representing 22% of the Common Stock outstanding immediately after the Initial Offering for net proceeds of $227 million and Union Carbide sold all of the Common Stock then owned by it. UCAR used net proceeds from the Initial Offering to contribute to Global an amount sufficient to redeem $175 million aggregate principal amount of Subordinated Notes at a redemption price equal to 110% of the aggregate principal amount thereof, plus accrued interest thereon of $4 million (the "Redemption"). On October 19, 1995, the Company refinanced the Recapitalization Bank Facilities (such new facilities, the "Senior Bank Facilities") at more favorable interest rates and with more favorable covenants (the "Refinancing"). The Redemption and Refinancing reduced the Company's annual interest expense by approximately $34 million (based on the principal amounts outstanding and the interest rates in effect at the time of the Redemption and the Refinancing, respectively). The Senior Bank Facilities were amended and restated on March 19, 1997 to increase the amount available under the revolving credit facility to $200 million from $100 million and to change the covenants to allow more flexibility in uses of free cash flow.

      In March 1996, certain stockholders of UCAR, including Blackstone, sold an aggregate of 16,675,000 shares of Common Stock in a secondary public offering (the "1996 Secondary Offering"). UCAR did not sell any shares in the 1996 Secondary Offering and did not receive any proceeds from the shares sold by the selling stockholders but did receive proceeds of approximately $1.5 million from the exercise of options by certain of the selling stockholders in connection with the sale in the 1996 Secondary Offering of the shares acquired upon the exercise of such options.

      In February 1997, UCAR's Board of Directors authorized a program to repurchase up to $100 million of Common Stock at prevailing prices from time to time in the open market or otherwise depending on market conditions and other factors. In April 1997, Blackstone sold an aggregate of 6,411,227 shares of Common Stock in a secondary public offering (the "1997 Secondary Offering"). UCAR did not sell any shares in the 1997 Secondary Offering and did not receive any proceeds from the shares sold by Blackstone. Concurrently with the 1997 Secondary Offering, UCAR repurchased 1,300,000 shares of Common Stock from Blackstone (the "Blackstone Share Repurchase") for approximately $48 million, which constituted part of the stock repurchase program. After the 1996 Secondary Offering, the 1997 Secondary Offering and the Blackstone Share Repurchase, Blackstone ceased to be a principal stockholder of UCAR.

      The Company is a corporation formed under the laws of the State of Delaware on November 24, 1993. The mailing address of its principal executive office is 39 Old Ridgebury Road, Danbury, Connecticut 06817. The telephone number of such office is (203) 207-7700.

                             SELLING STOCKHOLDERS

      This Prospectus covers offers and sales from time to time by or on behalf of each Selling Stockholder of the Shares owned by each such Selling Stockholder. The following table sets forth certain information relating to the Shares and the Selling Stockholders as of July 31, 1997. Any or all of the Shares listed may be offered for sale by the Selling Stockholders from time to time. All of the Shares were issued under the UCAR International Inc. Equity Ownership Program. As of June 30, 1997, the Company had 45,802,588 shares of Common Stock issued and outstanding.



                                      Number of Shares       Number of Shares of                Percentage of
                                        of Common            Common Stock Which               OUTSTANDING SHARES
                                     Stock Beneficially      May Be Offered and
         Selling                        Owned Prior          Sold by such Selling            Before         After
       STOCKHOLDER                   TO THE OFFERING             STOCKHOLDER                 OFFERING    OFFERING


William D. Cate(a)                      125,802                     19,402                      *             *

Donald Corbett                            2,628                      2,628                      *             *

Shelley H. Corbett                        3,941                      3,941                      *             *

Robert J. Hart(a)                       449,764                    170,234                      *             *

Krass Family Limited Partnership        214,853                    214,853                      *             *

Robert P. Krass(a)                    1,158,958                    121,147                     2.5           2.2

Peter B. Mancino(a)                     205,903                     17,608                      *             *

William P. Wiemels(a)                   322,103                     34,133                      *             *

Christine Wiemels                        16,000                     16,000                      *             *

Fred C. Wolf(a)                         163,695                     17,608                      *             *


______________
*     Represents holdings of less than one percent.



(a) Each such Selling Stockholder has been employed by the Company in various positions during the past three years.


                             PLAN OF DISTRIBUTION

      The Shares may be offered and sold from time to time by one or more of the Selling Stockholders. No Selling Stockholder is required to offer or sell any of his Shares. The Selling Stockholders anticipate that, if and when offered and sold, the Shares will be offered and sold in transactions effected on the NYSE at then prevailing market prices. The Selling Stockholders reserve the right, however, to offer and sell the Shares on any other national securities exchange on which the Common Stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the NYSE or any other national securities exchange or in the over-the-counter market will be made through or to licensed or registered brokers and dealers. No agreements, arrangements or understandings have been entered into with any broker or dealer, and no brokers or dealers have been selected, in connection with the offer and sale of the Shares. No discounts, commissions or other compensation will be allowed or paid by the Selling Stockholders or the Company in connection with the offer and sale of the Shares, except that usual and customary brokers' commissions and dealers' discounts may be paid or allowed by the Selling Stockholders. All proceeds from the sale of the Shares will be paid directly to the Selling Stockholders and will not be deposited in an escrow, trust or other similar arrangement. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

      Any such broker or dealer may sell the Shares as agent or may acquire the Shares as principal and from time to time thereafter or sell the Shares to the public or others at varying prices to be determined by such dealer at the time of resale.


                                    EXPERTS

      The Consolidated Financial Statements of the Company at December 31, 1995 and 1996 and for each of the years in the three year period ended December 31, 1996, which are included in UCAR's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference in this Prospectus and in the Registration Statement in which this Prospectus appears in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which is incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

      The report of KPMG Peat Marwick LLP refers to a change in 1996 in the Company's method of determining LIFO inventories.


                                 LEGAL MATTERS

      Certain legal matters in connection with the legality of the Shares have been passed upon for the Company by Kelley Drye & Warren LLP, Stamford, Connecticut.

                           *     *     *     *     *

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 4.   DESCRIPTION OF SECURITIES.

       Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

       None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the General Corporation Law of the State of Delaware (the "Law") provides as follows:

      "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses with the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

      Section 102(b)(7) of the Law provides as follows:

      (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

      (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which he director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss.141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title."

      The Company maintains a director's and officer's liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances.

      Certain directors of the registrant may be entitled to indemnification under separate contractual arrangements.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      These securities were sold to the Selling Stockholders in transactions not involving any public offering in the United States. Accordingly, these transactions were exempt from registration under Section 4(2) of the Securities Act.

ITEM 8.  EXHIBITS.

      The following are filed as exhibits to this Registration Statement.



      4.1 Form of Management Common Stock Subscription Agreement (incorporated by reference to Exhibit 2.5 to the Registration Statement of the Registrant and UCAR Global Enterprises Inc. on Form S-1 (File No. 33-84850))

      4.2 Form of Management Pledge and Security Agreement, together with Form of Promissory Note (incorporated by reference to Exhibit 2.6 to the Registration Statement of the Registrant on Form S-1 (File No.
              33-94698))

      4.3 Form of Amendment, Waiver and Release in connection with such Management Common Stock Subscription Agreements, Management Pledge and Security Agreements and Promissory Notes (incorporated by reference to Exhibit 2.6(b) to the Registration Statement of the Registrant on Form S-1 (File No. 333-1090))

      4.4 Stock Repurchase Agreement dated as of April 2, 1997 among UCAR International Inc., Blackstone Capital Partners Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P. and Chase Equity Associates, L.P. (incorporated by reference to Exhibit 2.33 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997)

     23.1*    Consent of Kelley Drye & Warren LLP

     23.2     Consent of KPMG Peat Marwick LLP

      24*     Powers of Attorney (included on signature page)



* Previously filed.


ITEM 9.  UNDERTAKINGS.

A.    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registrant Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DANBURY, STATE OF CONNECTICUT, ON THE 11TH DAY OF AUGUST, 1997 AND CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8.

                                          UCAR INTERNATIONAL INC.


                                          By:  /S/ PETER B. MANCINO
                                               Title:  Vice President and
                                                       General Counsel

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         SIGNATURES                       TITLE                             DATE


              *
                            Chairman of the Board, President     August 11, 1997
       Robert P. Krass        and Chief Executive Officer
                              (Principal Executive Officer)


              *
                            Vice President, Chief Financial      August 11, 1997
     William P. Wiemels       Officer and Treasurer (Principal
                              Financial and Accounting
                              Officer)

              *                                                  August 11, 1997
                            Director
      Robert D. Kennedy


              *                                                  August 11, 1997
                            Director
        John R. Hall

                                                                 August 11, 1997
              *
                            Director
     R. Eugene Cartledge



* By  /S/ PETER B. MANCINO
      Attorney-in-Fact

                                 EXHIBIT INDEX


  EXHIBIT NO.                     DESCRIPTION                         PAGE NO.

    4.1         Form of Management Common Stock Subscription
                Agreement (incorporated by reference to Exhibit
                2.5 to the Registration Statement of the Registrant and UCAR Global Enterprises Inc. on
                Form S-1 (File No. 33-84850))

    4.2 Form of Management Pledge and Security Agreement, together with Form of Promissory Note (incorporated by reference to Exhibit 2.6 to the Registration Statement of the Registrant on Form S-1 (File
                No. 33-94698))

    4.3 Form of Amendment, Waiver and Release in connection with such Management Common Stock Subscription Agreements, Management Pledge and Security Agreements and Promissory Notes (incorporated by reference to Exhibit 2.6(b) to the Registration Statement of the Registrant Form S-1 (File No. 333-1090))

    4.4 Stock Repurchase Agreement dated as of April 2, 1997 among UCAR International Inc., Blackstone Capital Partners Merchant Banking Fund L.P.,
                Blackstone Offshore   Capital  Partners  II  L.P.,
                Blackstone Family Investment Partnership II L.P. and Chase Equity Associates, L.P. (incorporated by reference to Exhibit 2.33 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997)

   23.1*        Consent of Kelley Drye & Warren LLP

   23.2         Consent of KPMG Peat Marwick LLP

   24*          Powers of Attorney (included on signature page)


* Previously filed.